Exhibit 10.23

New Leaf Brands, Inc.’s Purchase Order & Working Capital Financing

Dear Creditor,

Please accept the proposed terms to finance the purchase orders of the current inventory and pending production slated for 6/15/11 and the resulting domestic accounts receivable (“Receivables”) of New Leaf Brands, Inc.

Total Amount: $400,000

Type:           Purchase Order Factoring Loan.

Purpose:	The proposed will finance working capital and purchase orders of the pending production slated for 6/15/11.

Term: 60 days (August 15th,   2011) with a 5 day grace period.

Assignment Of Proceeds From Schedule ‘A’ Purchase Order/ Accounts Receivable and Hereafter:

 New Leaf will be required to remit future Accounts Receivable funds from the 6/15/11 PO financed production and current inventory to the creditors on a parri-passu basis until the outstanding advance plus the fully accrued interest payments is paid in full and generate approximately $430,000 in domestic accounts receivable (“Receivables”) with inventory in stock and pending production and all future accounts receivable.

Service Fee: A service fee of 6.67% of the face amount of each purchase invoice for first 60 days, payable upon purchase. For each additional day thereafter, the fee will be 0.05% of the outstanding balance. By example, we advance you $400,000, then the first $426,000 of funds from the checks of Schedule A and all future receivables thereafter will be sent to you until we have fulfilled all obligations to you.

CFO Attestation:

●	David Tsiang is the Chief Financial Officer of New Leaf Brands, Inc.
●	The primary source of repayment will be accounts receivable generated by the slated production and current inventory on hand.
●	Upon receipt of all checks/ funds from the ‘Schedule A’ purchase orders, the Company will
o	Make a pdf of the check and email a reconciliation to the Investor
o	Deposit the funds and once available all funds,
o	Send the Creditor a signed reconciling statement to the Investor. It is anticipated that this will be done on weekly basis upon.

Form Of….
The Aforementioned terms and conditions have been agreed by;

New Leaf Brands, Inc.
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Investor 1 Accepted By:

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By:
As:

Investor 2 Accepted By:

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By:
As: